Exhibit 10.2
                                                                   ------------

SUBSCRIPTION AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 2ND DAY OF OCTOBER, 1996


BY AND AMONG:    SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly
                 constituted according to An Act respecting Societe
                 Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                 (hereinafter referred to as "Innovatech")

                 PARTY OF THE FIRST PART
                 -----------------------

AND: 3294340 CANADA INC., a body politic and corporate, duly incorporated according to the Canadian Business
                 Corporations Act, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                 (hereinafter referred to as the "Corporation")

                 PARTY OF THE SECOND PART
                 ------------------------

SECTION 1  -  PREAMBLE
----------------------

1.1 WHEREAS Innovatech wishes to subscribe for shares from the treasury of the Corporation at the price set forth hereinafter, the whole on the terms and conditions hereinafter set out in this Agreement.

1.2 WHEREAS concurrently with the execution of this Agreement, Widecom entered into a Subscription Agreement with the Corporation (the "Widecom Subscription Agreement") providing for the subscription by Widecom for shares from the treasury of the Corporation.

1.3 WHEREAS concurrently with the execution of this Agreement, Finger Print entered into a Rollover Agreement with the Corporation pursuant to which Finger Print sold its technology to the Corporation in consideration of the issuance by the Corporation to Finger Print of 50 Class A Shares in the capital stock of the Corporation (the "Finger Print Rollover Agreement").

1.4 WHEREAS concurrently with the execution of this Agreement, Flat Panel entered into a Rollover Agreement with the Corporation pursuant to which Flat Panel sold its technology to the Corporation in consideration of the issuance by the Corporation to Flat Panel of 50 Class A Shares in the capital stock of the Corporation (the "Flat Panel Rollover Agreement").


      NOW, THEREFORE, THIS AGREEMENT WITNESSETH:


SECTION 2.  -  INTERPRETATION
-----------------------------

2.1    Definitions.  In this Agreement:

      2.1.1 "Agreement" shall mean this Subscription Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

      2.1.2 "Business Day" shall mean any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the Province of Quebec are not open for business during normal banking hours;

      2.1.3 "Class A Shares" shall have the meaning ascribed thereto in the Articles of Incorporation of the Corporation;

      2.1.4 "Dollar", "Dollars" and the sign "$" shall, unless otherwise indicated, each mean lawful money of Canada;

      2.1.5    "Finger Print" shall mean 3294412 Canada Inc.;

      2.1.6 "Finger Print Rollover Agreement" shall have the meaning ascribed thereto in subsection 1.3;

      2.1.7    "Flat Panel" shall mean 3294421 Canada Inc.;

      2.1.8 "Flat Panel Rollover Agreement" shall have the meaning ascribed thereto in subsection 1.4;

      2.1.9 "Governmental Body" shall mean (i) any domestic or foreign national, federal, provincial, state, municipal or other government or body, (ii) any multinational, multilateral or international body,
      (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

      2.1.10 "Innovatech Shares" shall have the meaning ascribed thereto in subsection 3.1;

      2.1.11 "Person" shall mean an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with judicial personality, Governmental Body; and pronouns when they refer to a Person have a similarly extended meaning;

      2.1.12 "Shareholders Agreement" shall mean the Memorandum of Agreement of even date among the parties hereto and Widecom, Finger Print and Flat Panel setting forth the terms and conditions which will govern the relationship of the shareholders of the Corporation;

      2.1.13 "Widecom License Agreement" shall mean the license agreement entered into between Widecom and the Corporation on the date hereof by which Widecom licenses to the Corporation all its technology, which the Corporation shall be entitled to use for scientific research and experimental development;

      2.1.14    "Widecom" shall mean The Widecom Group Inc.;

      2.1.15 "Widecom Subscription Agreement" shall have the meaning ascribed thereto in subsection 1.2.

2.2 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

2.3 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

2.4 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

2.5 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the parties.

2.6 Amendments. No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by each of the parties hereto.

2.7 Waiver. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties.

2.8 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

2.9 Preamble. The preamble hereof shall form an integral part of this Agreement.

2.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

SECTION 3.  -  SUBSCRIPTION
---------------------------

3.1 Innovatech Subscription. Subject to the terms and conditions contained herein, Innovatech hereby subscribes for four hundred and fifty
(450) Class A Shares (collectively the "Innovatech Shares") of the Corporation's share capital at the aggregate subscription price of two million and five hundred thousand dollars ($ 2,500,000.00). The Corporation hereby accepts the subscription of Innovatech for the Innovatech Shares subject to the terms and conditions contained herein.

3.2 Payment and Issue of Innovatech Shares. Innovatech hereby agrees to remit to the Corporation on the date hereof the aggregate subscription price set forth in subsection 3.1, and the Corporation shall, upon receipt of a cheque for the aggregate subscription price set forth in subsection 3.1, issue the Innovatech Shares to Innovatech and deliver share certificates representing same.

SECTION 4.  -  REPRESENTATIONS AND WARRANTIES
---------------------------------------------

4.1 Representations and Warranties of Innovatech. Innovatech hereby represents and warrants to the Corporation, and acknowledges and confirms that the Corporation is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties:

      4.1.1 it is duly constituted or formed, validly existing and in good standing under the laws pursuant to which it was constituted or formed;

      4.1.2 it has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this Agreement by it and the performance by it of its obligations hereunder have been duly authorized by all necessary action on its part. The execution of this Agreement by it and performance by it of its obligations hereunder do not require any action or consent of, any registration with, or notification to any Person, or any action or consent under any laws to which it is subject, other than the consent of the board of directors of Innovatech, which has been obtained;

      4.1.3 the execution of this Agreement, the consummation of the transactions contemplated herein, the performance by it of its obligations hereunder and the compliance by it with this Agreement do not:

            4.1.3.1 violate, contravene or breach, or constitute a default under, its constating laws or by-laws; or

            4.1.3.2 violate, contravene or breach any laws to which it is subject;

      4.1.4 neither it nor any of its directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby.

4.2 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants as follows to Innovatech and acknowledges and confirms that Innovatech is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties:

      4.2.1    the Corporation:

            4.2.1.1 is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; and

            4.2.1.2 has not carried on any business since its incorporation;

      4.2.2 the Corporation has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this Agreement by the Corporation and the performance by the Corporation of its obligations hereunder have been duly authorized by all necessary action on its part. The execution of this Agreement by the Corporation and performance by the Corporation of its obligations hereunder do not require any actions or consent of, any registration with, or notification to, any Person, or any action or consent under any laws to which the Corporation is subject;

      4.2.3 the execution of this Agreement, the consummation of the transactions contemplated herein, the performance by the Corporation of its obligations hereunder and the compliance by it with this Agreement do not:

             4.2.3.1 violate, contravene or breach, or constitute a default under, the constating documents or by-laws of the Corporation;

             4.2.3.2 violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instruments, or commitment to which the Corporation may be a party, or its properties may be subject, or by which it is bound or affected; or

             4.2.3.3 violate, contravene or breach any applicable laws to which the Corporation is subject;

      4.2.4 the authorized capital of the Corporation consists of an unlimited number of Class A Shares, an unlimited number of Class B Shares, an unlimited number of Class C Shares, an unlimited number of Class D Shares, an unlimited number of Class E Shares and an unlimited number of Class F Shares. After giving effect to this Agreement, the Finger Print Rollover Agreement, the Flat Panel Rollover Agreement and the Widecom Subscription Agreement, the only shares of the Corporation which are issued and outstanding are the Innovatech Shares, the fifty
      (50) Class A shares issued to Finger Print pursuant to the Finger Print Rollover Agreement, the fifty (50) Class A shares issued to Flat Panel pursuant to the Flat Panel Rollover Agreement and the four hundred and fifty (450) Class A shares issued to Widecom pursuant to the Widecom Subscription Agreement, which shares are fully paid and non-assessable;

      4.2.5 no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase from the Corporation of any securities of the Corporation other than as provided in the Shareholders Agreement;

      4.2.6 neither the Corporation nor any of its respective directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby;

      4.2.7 the Corporation is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

4.3 Reliance on Representations and Warranties. Notwithstanding any investigation conducted prior or subsequent to the date hereof, the parties shall be entitled to rely upon the representations and warranties set forth herein and the obligations of the parties with respect thereto shall survive the execution of this Agreement for a period of three (3) years except for the representations and warranties set forth in subsections 4.2.4 and 4.2.5 which shall survive indefinitely.

4.4 Representations and Warranties of Widecom. Widecom hereby agrees and confirms that the representations and warranties made by it pursuant to subsection 4.1 of the Widecom Subscription Agreement shall apply mutatis mutandis in favour of Innovatech as if made in this Agreement and hereby acknowledges and confirms that Innovatech is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties. Widecom hereby also agrees and confirms that the representations and warranties made by it pursuant to Section 9 of the Widecom License Agreement shall apply mutatis mutandis in favour of Innovatech as if made in this Agreement and hereby also acknowledges and confirms that Innovatech is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties.

4.5 Representations and Warranties of Flat Panel. Flat Panel hereby agrees and confirms that the representations and warranties made by it pursuant to subsection 3.1 of the Flat Panel Rollover Agreement shall apply mutatis mutandis in favour of Innovatech as if made in this Agreement and hereby acknowledges and confirms that Innovatech is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties.

4.6 Representations and Warranties of Finger Print. Finger Print hereby agrees and confirms that the representations and warranties made by it pursuant to subsection 3.1 of the Finger Print Rollover Agreement shall apply mutatis mutandis in favour of Innovatech as if made in this Agreement and hereby acknowledges and confirms that Innovatech is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties.


SECTION 5.  -  INDEMNIFICATION
------------------------------

5.1 The Corporation hereby covenants to indemnify and save harmless Innovatech from and against any claims, demands, actions, causes of actions, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements) which may be made against Innovatech or which it may suffer or incur solely as a result of, arising out of or relating to any incorrectness in, or breach of, any representation or warranty made by the Corporation in this Agreement.

5.2 Widecom hereby covenants to indemnify and save harmless Innovatech from and against any claims, demands, actions, causes of actions, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements) which may be made against Innovatech or which it may suffer or incur solely as a result of, arising out of or relating to any incorrectness in, or breach of, any representation or warranty made by Widecom in this Agreement.

5.3 Flat Panel hereby covenants to indemnify and save harmless Innovatech from and against any claims, demands, actions, causes of actions, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements) which may be made against Innovatech or which it may suffer or incur solely as a result of, arising out of or relating to any incorrectness in, or breach of, any representation or warranty made by Flat Panel in this Agreement.

5.4 Finger Print hereby covenants to indemnify and save harmless Innovatech from and against any claims, demands, actions, causes of actions, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements) which may be made against Innovatech or which it may suffer or incur solely as a result of, arising out of or relating to any incorrectness in, or breach of, any representation or warranty made by Finger Print in this Agreement.


SECTION 6.  -  GENERAL PROVISIONS
---------------------------------

6.1 Further Assurances. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

6.2 Successors in Interest. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

6.3 Arbitration. Any dispute or controversy between the Corporation and Innovatech relating to any matter arising out of or connected with the rights and obligations of the parties hereto under this Agreement shall be settled in accordance with the provisions of subsection 6.11 and Section 17 of the Shareholders Agreement.

6.4 Notices. All offers, acceptances, rejections, notices, requests, authorizations, permissions directions, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other party at the following addresses:

if to Innovatech:             SOCIETE INNOVATECH DU GRAND MONTREAL
                              2020 University Avenue
                              Suite 1527
                              Montreal, Quebec
                              H3A 2A5

                              Attention: Andre Duquenne

                              Telecopier: (514) 864-4220

if to the Corporation:        3294340 CANADA INC.
                              55 City Centre Dr.
                              Suite 500
                              Mississauga, Ontario
                              L5B 1M3

                              Attention:  President

                              Telecopier: (905) 566-0181

with a copy in all cases to:  LAPOINTE ROSENSTEIN
                              1250 Rene-Levesque Blvd. West
                              Suite 1400
                              Montreal, Quebec
                              H3B 5E9

                              Attention: Perry Kliot

                              Telecopier: (514) 925-9001

with a copy in all cases to:  BOIVIN O'NEIL
                              2000 Mansfield Street
                              Suite 1300
                              Montreal, Quebec
                              H3A 3A1

                              Attention: Anne O'Neil

                              Telecopier: (514) 844-5836

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other party by registered mail, receipt return requested.

6.5    Time of the essence.  Time shall be of the essence in this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

6.7 Legal Fees. The Corporation hereby confirms that it shall pay for all legal fees incurred by Innovatech in connection with the preparation and/or review of this Agreement, as well as all other agreements executed on this day among Innovatech, Widecom, Finger Print, Flat Panel and the Corporation.

6.8 Use of Subscription Price. The Corporation hereby confirms that the aggregate subscription price paid by Innovatech for the Innovatech Shares shall be used by it substantially for the purposes and in the manner set out in the business plan prepared by Widecom dated March 14, 1996, as amended on July 31, 1996.

6.9 Language. The parties hereto agree that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in the English language; les parties consentent a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.

      IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.


SOCIETE INNOVATECH DU GRAND MONTREAL


Per:
      Bernard Coupal


3294340 CANADA INC.


Per:
      Raja S. Tuli

                                INTERVENTION
                                ------------


      AND TO THESE PRESENTS DOES INTERVENE the undersigned, who hereby takes cognizance of this Agreement and agrees to be bound by the provisions of subsections 4.4 and 5.2 of this Agreement which are applicable to it.

      Montreal, this 2nd day of October, 1996.

THE WIDECOM GROUP INC.


Per:


                                INTERVENTION
                                ------------


      AND TO THESE PRESENTS DOES INTERVENE the undersigned, who hereby takes cognizance of this Agreement and agrees to be bound by the provisions of subsections 4.5 and 5.3 of this Agreement which are applicable to it.

      Montreal, this 2nd day of October, 1996.

3294421 CANADA INC.


Per:


                                INTERVENTION
                                ------------


      AND TO THESE PRESENTS DOES INTERVENE the undersigned, who hereby takes cognizance of this Agreement and agrees to be bound by the provisions of subsections 4.6 and 5.4 of this Agreement which are applicable to it.

      Montreal, this 2nd day of October, 1996.

3294412 CANADA INC.


Per:



                            SOLIDARY UNDERTAKING
                            --------------------


      The undersigned hereby takes cognizance of this Agreement and agrees to be solidarily bound with 3299421 Canada Inc. in respect of the representations, warranties and indemnifications made by 3294421 Canada Inc. pursuant to subsections 4.5 and 5.3 of this Agreement and to be solidarily bound with 3294412 Canada Inc. in respect of the representations, warranties and indemnifications made by 3294412 Canada Inc. pursuant to subsections 4.6 and 5.4 of this Agreement.

      Montreal, this 2nd day of October, 1996.





RAJA S. TULI